SUB-ITEM 77I: Exhibit
                                          SELIGMAN CORE FIXED INCOME FUND, INC.



Information regarding the sales charges in respect of the Registrant's Class A shares, effective as of January 7, 2008, is incorporated by reference to the Registrant's Prospectus filed on Form 497 on January 31, 2008 (SEC Accession No. 0001193125-08-016980).